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EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-46824 of Quanex Corporation on Form S-8 of our report dated April 26, 1994, appearing in this Annual Report on Form 11-K of Quanex Corporation Hourly Bargaining Unit Employees Savings Plan for the year ended December 31, 1993.



    /s/  Deloitte & Touche
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         DELOITTE & TOUCHE

Houston, Texas
June 27, 1994